Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS
FOURTH QUARTER AND FULL YEAR 2019 RESULTS
PITTSBURGH & CHICAGO - February 13, 2020 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported fourth quarter and full year 2019 financial results.

“While our 2019 results were disappointing, we closed the year with performance consistent with our expectations, and driven by factors we anticipated,” said Kraft Heinz CEO Miguel Patricio. "We have taken critical actions over the past six months to re-establish visibility and control over the business. And we remain convinced Kraft Heinz has the potential to achieve best-in-class financial performance as we begin transforming our capabilities and making necessary investments in our brands based on deep consumer insights. Our turnaround will take time, but we expect to make significant progress in 2020, laying a strong foundation for future growth.”

Q4 2019 Financial Summary

	For the Three Months Ended		Year-over-year Change
	December 28, 2019	December 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions, except per share data)
Net sales	$6,536	$6,891	(5.1)%	(0.6) pp	(2.3) pp	(2.2)%
Operating income/(loss)	594	(14,136)	nm
Net income/(loss) attributable to common shareholders	182	(12,568)	nm
Diluted EPS	$0.15	$(10.30)	nm
Adjusted EBITDA(1)	1,564	1,674	(6.6)%	(1.3) pp	(1.5) pp
Adjusted EPS(1)	$0.72	$0.84	(14.3)%
nm - not meaningful
Net sales were $6.5 billion, down 5.1 percent versus the year-ago period, including a negative 2.3 percentage point impact from divestitures and an unfavorable 0.6 percentage point impact from currency. Organic Net Sales(1) decreased 2.2 percent versus the year-ago period. Pricing increased 2.0 percentage points versus the prior year period, with higher pricing in all business segments except Canada. Volume/mix decreased 4.2 percentage points, primarily driven by volume/mix declines in the United States and, to a lesser extent, Rest of World markets that more than offset growth in Canada and EMEA.

Net income attributable to common shareholders increased to $182 million and diluted EPS increased to $0.15, primarily reflecting lower non-cash impairment charges recognized in the current year period. The current period included approximately $453 million of non-cash impairment charges to lower the carrying amount of goodwill in the Company’s Australia & New Zealand, as well as Latin America Exports businesses, as well as non-cash impairment charges of approximately $213 million to lower the carrying amount of the Maxwell House trademark. Adjusted EBITDA decreased 6.6 percent versus the year-ago period to $1.6 billion, including an unfavorable 1.3 percentage point impact from currency and a negative 1.5 percentage point impact from divestitures. Excluding these factors, growth in the United States and EMEA was more than offset by higher supply chain costs in Rest of World markets, higher general corporate expenses, and lower pricing versus the prior year period in Canada. Adjusted EPS decreased 14.3 percent to $0.72, reflecting lower Adjusted EBITDA, a higher effective tax rate, and higher stock-based compensation versus the prior year period.

Q4 2019 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	December 28, 2019	December 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$4,682	$4,810	(2.7)%	0.0 pp	0.0 pp	(2.7)%
Segment Adjusted EBITDA	1,270	1,249	1.6%	0.0 pp	0.0 pp
United States net sales were $4.7 billion, down 2.7 percent versus the year-ago period. Pricing increased 3.1 percentage points, reflecting a combination of higher list prices in several categories, including price increases to reflect higher key commodity(2) costs for dairy and meats, as well as a favorable impact from promotional timing versus the prior year, and reduced promotional intensity compared to the year-ago period. Volume/mix decreased 5.8 percentage points, primarily due to lower shipments of cheese, coffee, cold cuts, and bacon that more than offset growth in condiments and sauces as well as foodservice. The decreases reflect volume declines in response to higher prices, including prior year promotional activities that were not repeated, as well as lower distribution in cold cuts and frozen categories at select retailers.
United States Segment Adjusted EBITDA increased 1.6 percent versus the year-ago period to $1.3 billion, driven by higher pricing, lower procurement and logistics costs, as well as lower variable compensation versus the prior year. This more than offset unfavorable impacts from volume/mix and key commodity cost inflation, specifically in dairy and meats, as well as higher manufacturing costs.

Canada

	For the Three Months Ended		Year-over-year Change
	December 28, 2019	December 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$457	$600	(23.8)%	0.1 pp	(21.4) pp	(2.5)%
Segment Adjusted EBITDA	116	157	(26.1)%	0.2 pp	(14.8) pp
Canada net sales were $457 million, 23.8 percent lower than the year-ago period, including a negative 21.4 percentage point impact from the Canadian natural cheese divestiture and a favorable 0.1 percentage point impact from currency. Organic Net Sales decreased 2.5 percent versus the year-ago period. Pricing declined 5.0 percentage points, reflecting unfavorable trade expense versus the prior year and increased holiday-related promotional activity across several categories. Volume/mix increased 2.5 percent, driven by consumption-led growth in peanut butter and pasta sauce that more than offset lower shipments for cheese and ongoing weakness in coffee.
Canada Segment Adjusted EBITDA decreased 26.1 percent versus the year-ago period to $116 million, including a negative 14.8 percentage point impact from a divestiture and a 0.2 percentage point favorable impact from currency. Excluding the impact of these factors, the decrease versus prior year was due to lower pricing, as well as unfavorable dairy and procurement costs versus the prior year period.
EMEA

	For the Three Months Ended		Year-over-year Change
	December 28, 2019	December 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$689	$692	(0.5)%	(0.8) pp	0.0 pp	0.3%
Segment Adjusted EBITDA	182	171	6.3%	(1.4) pp	0.0 pp
EMEA net sales were $689 million, down 0.5 percent versus the year-ago period, due to a negative 0.8 percentage point impact from currency. Organic Net Sales increased 0.3 percent versus the year-ago period. Pricing was slightly favorable as gains from pricing initiatives, particularly in the UK, more than offset lower pricing versus the prior year in Russia. Volume/mix increased 0.2 percentage points, reflecting condiments and sauces growth in Russia, as well as foodservice growth across most regions that more than offset ongoing weakness in infant nutrition and the impact of reduced promotional activity versus the year-ago period in the UK.
EMEA Segment Adjusted EBITDA increased 6.3 percent versus the year-ago period to $182 million, despite a negative 1.4 percentage point impact from currency. Excluding currency, Segment Adjusted EBITDA increased 7.7 percent, from a combination of Organic Net Sales growth and lower variable compensation versus the prior year period.

Rest of World(3)

	For the Three Months Ended		Year-over-year Change
	December 28, 2019	December 29, 2018	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$708	$789	(10.1)%	(5.2) pp	(3.3) pp	(1.6)%
Segment Adjusted EBITDA	60	130	(53.9)%	(8.0) pp	(0.3) pp
Rest of World net sales of $708 million decreased 10.1 percent versus the year-ago period, including a negative 5.2 percentage point impact from currency and a negative 3.3 percentage point impact from the India nutritional beverages divestiture. Organic Net Sales decreased 1.6 percent versus the year-ago period. Pricing increased 0.7 percentage points, due to higher pricing in Latin America and China that more than offset lower pricing in Australia. Volume/mix decreased 2.3 percentage points, as growth in Indonesia and Brazil was more than offset by lower shipments across several categories in Australia and New Zealand as well as lower shipments in Latin American exports, including Colombia and Puerto Rico.
Rest of World Segment Adjusted EBITDA decreased 53.9 percent versus the year-ago period to $60 million, including an 8.0 percentage point unfavorable impact from currency and a 0.3 percentage point unfavorable impact from divestiture. Results also included approximately $35 million of costs not expected to repeat, due to $15 million of higher labor-related expenses associated with the Holidays Act in New Zealand as well as $20 million of asset- and inventory-related write-offs in Australia, New Zealand, and Latin America. Excluding these factors, the decline in Segment Adjusted EBITDA was driven by ongoing supply chain cost inflation and lower volume/mix.
End Notes

(1)
Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(3)	Rest of World comprises two operating segments: Latin America and Asia Pacific.
Webcast, Conference Call, and Filing Information
A webcast of The Kraft Heinz Company's fourth quarter and full year 2019 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 8:30 a.m. Eastern Standard Time.
ABOUT THE KRAFT HEINZ COMPANY

For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (Nasdaq: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2019 net sales of approximately $25 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit www.kraftheinzcompany.com or follow us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “commit,” “plan,” "believe," "anticipate," "reflect," "invest," "make," "expect," "deliver," “develop,” "drive," "assess," "evaluate," “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "remain," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, costs and cost savings, legal matters, taxes, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, pipeline, and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers, suppliers and other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; the Company’s ability to identify, complete or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures or other investments; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company’s ability to successfully execute its strategic initiatives; the impacts of the Company’s international operations; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company’s management team or other key personnel and the Company’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; impacts of natural events in the locations in which we or the Company’s customers, suppliers, distributors, or regulators operate; the Company’s ownership structure; the Company’s indebtedness and ability to pay such indebtedness, as well as its ability to comply with covenants under debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the Securities and Exchange Commission’s (“SEC”) ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; an inability to remediate the material weaknesses in the Company’s internal control over financial reporting or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal controls; the Company’s failure to prepare and timely file its periodic reports; the restatement of certain of the Company’s previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues; the

Company’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of the Company's common stock in the public markets; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, the Company excludes, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, and equity award compensation expense (excluding integration and restructuring expenses). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment costs, and U.S. Tax Reform discrete income tax expense/(benefit), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

			Schedule 1
The Kraft Heinz Company Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net sales	$6,536	$6,891	$24,977	$26,268
Cost of products sold	4,429	4,675	16,830	17,347
Gross profit	2,107	2,216	8,147	8,921
Selling, general and administrative expenses, excluding impairment losses	837	867	3,178	3,190
Goodwill impairment losses	453	6,875	1,197	7,008
Intangible asset impairment losses	223	8,610	702	8,928
Selling, general and administrative expenses	1,513	16,352	5,077	19,126
Operating income/(loss)	594	(14,136)	3,070	(10,205)
Interest expense	326	325	1,361	1,284
Other expense/(income)	(59)	13	(952)	(168)
Income/(loss) before income taxes	327	(14,474)	2,661	(11,321)
Provision for/(benefit from) income taxes	144	(1,846)	728	(1,067)
Net income/(loss)	183	(12,628)	1,933	(10,254)
Net income/(loss) attributable to noncontrolling interest	1	(60)	(2)	(62)
Net income/(loss) attributable to common shareholders	$182	$(12,568)	$1,935	$(10,192)

Basic shares outstanding	1,221	1,220	1,221	1,219
Diluted shares outstanding	1,225	1,220	1,224	1,219

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.15	$(10.30)	$1.59	$(8.36)
Diluted earnings/(loss) per share	0.15	(10.30)	1.58	(8.36)

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
December 28, 2019
United States	$4,682	$—	$—	$4,682
Canada	457	1	—	456
EMEA	689	(6)	—	695
Rest of World	708	(11)	—	719
	$6,536	$(16)	$—	$6,552

December 29, 2018
United States	$4,810	$—	$—	$4,810
Canada	600	—	133	467
EMEA	692	—	—	692
Rest of World	789	32	26	731
	$6,891	$32	$159	$6,700

Year-over-year growth rates
United States	(2.7)%	0.0 pp	0.0 pp	(2.7)%	3.1 pp	(5.8) pp
Canada	(23.8)%	0.1 pp	(21.4) pp	(2.5)%	(5.0) pp	2.5 pp
EMEA	(0.5)%	(0.8) pp	0.0 pp	0.3%	0.1 pp	0.2 pp
Rest of World	(10.1)%	(5.2) pp	(3.3) pp	(1.6)%	0.7 pp	(2.3) pp
Kraft Heinz	(5.1)%	(0.6) pp	(2.3) pp	(2.2)%	2.0 pp	(4.2) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Year Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
December 28, 2019
United States	$17,756	$—	$—	$17,756
Canada	1,882	(45)	227	1,700
EMEA	2,551	(115)	—	2,666
Rest of World	2,788	(102)	51	2,839
	$24,977	$(262)	$278	$24,961

December 29, 2018
United States	$18,122	$—	$—	$18,122
Canada	2,173	—	441	1,732
EMEA	2,718	—	21	2,697
Rest of World	3,255	243	170	2,842
	$26,268	$243	$632	$25,393

Year-over-year growth rates
United States	(2.0)%	0.0 pp	0.0 pp	(2.0)%	0.4 pp	(2.4) pp
Canada	(13.4)%	(2.1) pp	(9.4) pp	(1.9)%	(3.4) pp	1.5 pp
EMEA	(6.2)%	(4.3) pp	(0.7) pp	(1.2)%	0.0 pp	(1.2) pp
Rest of World	(14.3)%	(10.3) pp	(3.9) pp	(0.1)%	1.2 pp	(1.3) pp
Kraft Heinz	(4.9)%	(1.9) pp	(1.3) pp	(1.7)%	0.1 pp	(1.8) pp

			Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net income/(loss)	$183	$(12,628)	$1,933	$(10,254)
Interest expense	326	325	1,361	1,284
Other expense/(income)	(59)	13	(952)	(168)
Provision for/(benefit from) income taxes	144	(1,846)	728	(1,067)
Operating income/(loss)	594	(14,136)	3,070	(10,205)
Depreciation and amortization (excluding integration and restructuring expenses)	255	240	985	919
Integration and restructuring expenses	46	82	102	297
Deal costs	—	4	19	23
Unrealized losses/(gains) on commodity hedges	(27)	10	(57)	21
Impairment losses	676	15,485	1,899	15,936
Equity award compensation expense (excluding integration and restructuring expenses)	20	(11)	46	33
Adjusted EBITDA	$1,564	$1,674	$6,064	$7,024

Segment Adjusted EBITDA:
United States	$1,270	$1,249	$4,809	$5,218
Canada	116	157	487	608
EMEA	182	171	661	724
Rest of World	60	130	363	635
General corporate expenses	(64)	(33)	(256)	(161)
Adjusted EBITDA	$1,564	$1,674	$6,064	$7,024

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 28, 2019
United States	$1,270	$—	$1,270
Canada	116	—	116
EMEA	182	(2)	184
Rest of World	60	3	57
General corporate expenses	(64)	—	(64)
	$1,564	$1	$1,563

December 29, 2018
United States	$1,249	$—	$1,249
Canada	157	—	157
EMEA	171	—	171
Rest of World	130	23	107
General corporate expenses	(33)	—	(33)
	$1,674	$23	$1,651

Year-over-year growth rates
United States	1.6%	0.0 pp	1.6%
Canada	(26.1)%	0.2 pp	(26.3)%
EMEA	6.3%	(1.4) pp	7.7%
Rest of World	(53.9)%	(8.0) pp	(45.9)%
General corporate expenses	92.2%	(2.2) pp	94.4%
Kraft Heinz	(6.6)%	(1.3) pp	(5.3)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Year Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 28, 2019
United States	$4,809	$—	$4,809
Canada	487	(12)	499
EMEA	661	(30)	691
Rest of World	363	(8)	371
General corporate expenses	(256)	4	(260)
	$6,064	$(46)	$6,110

December 29, 2018
United States	$5,218	$—	$5,218
Canada	608	—	608
EMEA	724	—	724
Rest of World	635	170	465
General corporate expenses	(161)	—	(161)
	$7,024	$170	$6,854

Year-over-year growth rates
United States	(7.8)%	0.0 pp	(7.8)%
Canada	(19.9)%	(1.9) pp	(18.0)%
EMEA	(8.7)%	(4.2) pp	(4.5)%
Rest of World	(42.8)%	(22.6) pp	(20.2)%
General corporate expenses	58.6%	(2.5) pp	61.1%
Kraft Heinz	(13.7)%	(2.8) pp	(10.9)%

	Schedule 7
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended
	December 28, 2019	December 29, 2018
Diluted EPS	$0.15	$(10.30)
Integration and restructuring expenses(a)	0.03	0.13
Unrealized losses/(gains) on commodity hedges(b)	(0.02)	0.01
Impairment losses(c)	0.49	10.97
Losses/(gains) on sale of business(d)	0.06	—
Other losses/(gains) related to acquisitions and divestitures(e)	—	0.02
Nonmonetary currency devaluation(f)	—	0.01
Debt prepayment and extinguishment costs(g)	0.01	—
Adjusted EPS	$0.72	$0.84

(a)
Gross expenses included in integration and restructuring expenses were $52 million ($39 million after-tax) for the three months ended December 28, 2019 and $182 million ($159 million after-tax) for the three months ended December 29, 2018 and were recorded in the following income statement line items:

•	Cost of products sold included $21 million for the three months ended December 28, 2019 and $19 million for the three months ended December 29, 2018;

•	SG&A included $25 million for the three months ended December 28, 2019 and $63 million for the three months ended December 29, 2018; and

•	Other expense/(income) included expenses of $6 million for the three months ended December 28, 2019 and expenses of $100 million for the three months ended December 29, 2018.

(b)
Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were income of $27 million ($21 million after-tax) for the three months ended December 28, 2019 and expenses of $10 million ($6 million after-tax) for the three months ended December 29, 2018 and were recorded in cost of products sold.

(c)	Gross impairment losses, which were recorded in SG&A, included the following:

•
Goodwill impairment losses of $453 million ($439 million after-tax) for the three months ended December 28, 2019 and $6.9 billion ($6.9 billion after-tax) for the three months ended December 29, 2018; and

•
Intangible asset impairment losses of $223 million ($156 million after-tax) for the three months ended December 28, 2019 and $8.6 billion ($6.5 billion after-tax) for the three months ended December 29, 2018.

(d) Gross expenses included in losses/(gains) on sale of business were expenses of $70 million ($73 million after-tax) for the three months ended December 28, 2019 and were included in other expense/(income).

(e)
Gross expenses included in other losses/(gains) related to acquisitions and divestitures were $27 million ($15 million after-tax) for the three months ended December 29, 2018 and were recorded in the following income statement line items:

•	Interest expense included $3 million for the three months ended December 29, 2018;

•	Other expense/(income) included $17 million for the three months ended December 29, 2018; and

•	Provision for/(benefit from) income taxes included $7 million for the three months ended December 29, 2018.

(f)	Gross expenses included in nonmonetary currency devaluation were $15 million ($15 million after-tax) for the three months ended December 29, 2018 and were recorded in other expense/(income).
(g) Gross expenses included in debt prepayment and extinguishment costs were $10 million ($11 million after-tax) for the three months ended December 28, 2019 and were recorded in interest expense.

	Schedule 8
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Year Ended
	December 28, 2019	December 29, 2018
Diluted EPS	$1.58	$(8.36)
Integration and restructuring expenses(a)	0.07	0.32
Deal costs(b)	0.02	0.02
Unrealized losses/(gains) on commodity hedges(c)	(0.04)	0.01
Impairment losses(d)	1.38	11.28
Losses/(gains) on sale of business(e)	(0.23)	0.01
Other losses/(gains) related to acquisitions and divestitures(f)	—	0.02
Nonmonetary currency devaluation(g)	0.01	0.12
Debt prepayment and extinguishment costs(h)	0.06	—
U.S. Tax Reform discrete income tax expense/(benefit)(i)	—	0.09
Adjusted EPS	$2.85	$3.51

(a)
Gross expenses included in integration and restructuring expenses were $108 million in 2019 ($83 million after-tax) and $460 million in 2018 ($396 million after-tax) and were recorded in the following income statement line items:

•	Cost of products sold included $48 million in 2019 and $194 million in 2018;

•	SG&A included $54 million in 2019 and $103 million in 2018; and

•	Other expense/(income) included expenses of $6 million in 2019 and expenses of $163 million in 2018.

(b)	Gross expenses included in deal costs were $19 million in 2019 ($18 million after-tax) and $23 million in 2018 ($19 million after-tax) and were recorded in the following income statement line items:

•	Cost of products sold included $4 million in 2018; and

•	SG&A included $19 million in 2019 and $19 million in 2018.

(c)
Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were income of $57 million in 2019 ($43 million after-tax) and expenses of $21 million in 2018 ($16 million after-tax) and were recorded in cost of products sold.

(d)	Gross impairment losses, which were recorded in SG&A, included the following:

•	Goodwill impairment losses of $1.2 billion in 2019 ($1.2 billion after-tax) and $7.0 billion in 2018 ($7.0 billion after-tax); and

•	Intangible asset impairment losses of $702 million in 2019 ($537 million after-tax) and $8.9 billion in 2018 ($6.8 billion after-tax).

(e)
Gross expenses/(income) included in losses/(gains) on sale of business were income of $420 million in 2019 ($275 million after-tax) and expenses of $15 million in 2018 ($15 million after-tax) and were recorded in other expense/(income).

(f)
Gross expenses/(income) included in other losses/(gains) related to acquisitions and divestitures were income of $5 million in 2019 ($5 million after-tax) and expenses of $27 million in 2018 ($15 million after-tax) and were recorded in the following income statement line items:

•	Interest expense included $1 million in 2019 and $3 million in 2018;

•	Other expense/(income) included income of $6 million in 2019 and expenses of $17 million in 2018; and

•	Provision for/(benefit from) income taxes included $7 million in 2018.

(g)
Gross expenses included in nonmonetary currency devaluation were $10 million in 2019 ($10 million after-tax) and $146 million in 2018 ($146 million after-tax) and were recorded in other expense/(income).

(h)	Gross expenses included in debt prepayment and extinguishment costs were $98 million in 2019 ($73 million after-tax) and were recorded in interest expense.

(i)	U.S. Tax Reform discrete income tax expense/(benefit) included expenses of $104 million in 2018.

		Schedule 9
The Kraft Heinz Company Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	December 28, 2019	December 29, 2018
ASSETS
Cash and cash equivalents	$2,279	$1,130
Trade receivables, net	1,973	2,129
Income taxes receivable	173	152
Inventories	2,721	2,667
Prepaid expenses	384	400
Other current assets	445	1,221
Assets held for sale	122	1,376
Total current assets	8,097	9,075
Property, plant and equipment, net	7,055	7,078
Goodwill	35,546	36,503
Intangible assets, net	48,652	49,468
Other non-current assets	2,100	1,337
TOTAL ASSETS	$101,450	$103,461
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$6	$21
Current portion of long-term debt	1,022	377
Trade payables	4,003	4,153
Accrued marketing	647	722
Interest payable	384	408
Other current liabilities	1,804	1,767
Liabilities held for sale	9	55
Total current liabilities	7,875	7,503
Long-term debt	28,216	30,770
Deferred income taxes	11,878	12,202
Accrued postemployment costs	273	306
Other non-current liabilities	1,459	902
TOTAL LIABILITIES	49,701	51,683
Redeemable noncontrolling interest	—	3
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	56,828	58,723
Retained earnings/(deficit)	(3,060)	(4,853)
Accumulated other comprehensive income/(losses)	(1,886)	(1,943)
Treasury stock, at cost	(271)	(282)
Total shareholders' equity	51,623	51,657
Noncontrolling interest	126	118
TOTAL EQUITY	51,749	51,775
TOTAL LIABILITIES AND EQUITY	$101,450	$103,461

		Schedule 10
The Kraft Heinz Company Consolidated Statement of Cash Flows (in millions) (Unaudited)
	For the Year Ended
	December 28, 2019	December 29, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$1,933	$(10,254)
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	994	983
Amortization of postretirement benefit plans prior service costs/(credits)	(306)	(339)
Equity award compensation expense	46	33
Deferred income tax provision/(benefit)	(293)	(1,967)
Postemployment benefit plan contributions	(32)	(76)
Goodwill and intangible asset impairment losses	1,899	15,936
Nonmonetary currency devaluation	10	146
Loss/(gain) on sale of business	(420)	15
Other items, net	(46)	160
Changes in current assets and liabilities:
Trade receivables	140	(2,280)
Inventories	(277)	(251)
Accounts payable	(58)	(23)
Other current assets	52	(146)
Other current liabilities	(90)	637
Net cash provided by/(used for) operating activities	3,552	2,574
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash receipts on sold receivables	—	1,296
Capital expenditures	(768)	(826)
Payments to acquire business, net of cash acquired	(199)	(248)
Proceeds from net investment hedges	590	24
Proceeds from sale of business, net of cash disposed	1,875	18
Other investing activities, net	13	24
Net cash provided by/(used for) investing activities	1,511	288
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(4,795)	(2,713)
Proceeds from issuance of long-term debt	2,967	2,990
Debt prepayment and extinguishment costs	(99)	—
Proceeds from issuance of commercial paper	557	2,784
Repayments of commercial paper	(557)	(3,213)
Dividends paid	(1,953)	(3,183)
Other financing activities, net	(33)	(28)
Net cash provided by/(used for) financing activities	(3,913)	(3,363)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6)	(132)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	1,144	(633)
Balance at beginning of period	1,136	1,769
Balance at end of period	$2,280	$1,136